REV Holdings LLC
Offer for All Outstanding
12% Senior Secured Notes Due 2004
(CUSIP No. 761327AA3)
in Exchange for
13% Senior Secured Notes Due 2007

December 18, 2003

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

REV Holdings LLC (the "Company") is offering, upon and subject to the terms and conditions set forth in the prospectus dated December 18, 2003 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") an aggregate principal amount of up to $80,502,000 of its 13% Senior Secured Notes due 2007, for a like principal amount of its issued and outstanding 12% Senior Secured Notes due 2004 (the "Old Notes").

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1.    Prospectus dated December 18, 2003;

2.    The Letter of Transmittal for your use and for the information of your clients;

3.    A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

4.    Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

5.    Return envelopes addressed to The Bank of New York, the Exchange Agent for the Exchange Offer.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 16, 2004, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

Brokers, dealers or others soliciting acceptances of the Exchange Offer will be paid a solicitation fee of $20.00 per $1,000 principal amount of Old Notes tendered and accepted for exchange pursuant to the Exchange Offer (a "Soliciting Dealer Fee"). In order to be eligible to receive a solicitation fee, all brokers and dealers must return the Notice of Solicited Tenders to the Exchange Agent within two New York Stock Exchange trading days after the Expiration Date. Such Notice of Solicited Tenders is attached hereto. A Soliciting Dealer Fee will be payable only in connection with tenders of Old Notes from beneficial owners or registered holders who own no more than $500,000 principal amount of such Old Notes.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes, or a timely Book-Entry confirmation of such Old Notes into the Exchange Agent's account at The Depository Trust Company, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

Any requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal. A holder of Old Notes may also contact MacKenzie Partners, Inc. or Bear, Stearns & Co. Inc. at their respective telephone numbers set forth below, or such holder's broker, dealer, commercial bank, trust company or other nominee, for assistance concerning the Exchange Offer.

The Information Agent for the Exchange Offer is: MacKenzie Partners, Inc. 105 Madison Avenue New York, New York 10016 Call collect: (212) 929-5500 Call Toll-Free: (800) 322-2885	The Financial Advisor for the Exchange Offer is: Bear, Stearns & Co. Inc. 383 Madison Avenue New York, New York 10179 Attention: Global Liability Management Group (877) 696-BEAR (Toll-Free)

Very truly yours,

REV HOLDINGS LLC

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

NOTICE OF SOLICITED TENDERS

List below the principal amount of Old Notes tendered by each beneficial owner whose tender you have solicited. All Old Notes beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the table below. Any questions as to what constitutes beneficial ownership should be directed to the Information Agent. If the space below is inadequate, list the Old Notes on a separate signed schedule and affix the list to this Notice of Solicited Tenders. Please do not complete the sections of the table headed "TO BE COMPLETED ONLY BY THE EXCHANGE AGENT."

ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE EXCHANGE AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER OF THE PROSPECTUS WITHIN TWO NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE. ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT AT THE TELEPHONE NUMBER SET FORTH ON THE BACK COVER OF THE PROSPECTUS.

SOLICITED TENDERS OF OLD NOTES
NOT BENEFICIALLY OWNED BY THE SOLICITING DEALER

DTC #
Firm name
VOI # or BONY Confirmation
Principal Amount

	To Be Completed By The Soliciting Dealer	To Be Completed By The Soliciting Dealer	To Be Completed Only By The Exchange Agent	To Be Completed Only By The Exchange Agent

Beneficial Owners	Certificate or CUSIP Number(s)*	Principal Amount Tendered**	Principal Amount Accepted	Fee ($20.00 per $1,000 Principal Amount Accepted)

Beneficial Owner No. 1

Beneficial Owner No.

Beneficial Owner No.

Beneficial Owner No.

Beneficial Owner No.

Beneficial Owner No.

Total

*	Need not be completed if Old Notes are tendered by book-entry transfer. At the time of tendering Old Notes in book-entry form, please indicate your request for solicitation fees in the comment field.
**	Please submit a separate VOI Ticket for Old Notes tendered when the solicitation fee is to be directed to another Soliciting Dealer.

All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Exchange Agent, in its sole discretion, which determination will be final and binding. Neither the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Statement (unless the undersigned is not being compensated for such solicitation); (iii) in soliciting tenders of Old Notes, it has used no solicitation materials other than those furnished by the Company; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations outside the United States to the same extent as though it were an NASD member.

______________________________________	DTC #______________________

(Name of Firm)

______________________________________

(Authorized Signature)

______________________________________

(Area Code and Telephone Number)

______________________________________

(Address)

______________________________________

(City, State, Zip Code)

______________________________________

(Attention)

______________________________________

Date:

SOLICITING DEALER FEE
PAYMENT INSTRUCTIONS

Issue Check to:

    Firm                                                                                            Principal Amount

    Attention

    Address

    Area Code and
    Telephone Number

    Taxpayer ID

    Applicable VOI Number/

    BONY Confirmation No.